UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2024
_______________________
SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
_______________________

Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2024, the Board of Directors (the “Board”) of Sotera Health Company (the “Company”) increased the size of the Board from eleven directors to twelve directors and appointed Christopher A. Simon as a Class III director of the Board, effective August 1, 2024. Mr. Simon will serve as a member of the Leadership Development and Compensation Committee of the Board.
Mr. Simon currently serves as the President and Chief Executive Officer and as a member of the board of directors of Haemonetics Corporation, a global medical technology company. Mr. Simon also currently serves as a member of the board of directors of AdvaMed, a global trade association of companies that develop, produce, manufacture and market medical technologies. Mr. Simon previously served as a Senior Partner of McKinsey & Company, a strategy and management consulting firm, where he led the Global Medical Products Practice. Prior to his career at McKinsey & Company, Mr. Simon served in commercial roles with Baxter Healthcare Corporation, now Baxter International Inc., a healthcare company, and as a U.S. Army Infantry Officer in Korea and with the 1st Ranger Battalion. Mr. Simon earned a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.
Mr. Simon is entering into a customary indemnification agreement with the Company in connection with his appointment as a director, consistent with those entered into with the Company’s other directors, pursuant to which the Company agrees to provide indemnification and advancement of expenses to the fullest extent permitted by law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws. Mr. Simon has been deemed to be “independent” in accordance with Rule 5605(a)(2) of the Nasdaq Listing Rules. There is no arrangement or understanding between Mr. Simon and any other persons, pursuant to which Mr. Simon was appointed to serve on the Board. Additionally, there are no reportable transactions between Mr. Simon and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K. As a director of the Company, Mr. Simon will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation policy as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 11, 2024, as amended and supplemented, which generally consists of an annual cash retainer for Board service and an annual grant of restricted stock units.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: August 1, 2024	By:	/s/ Alexander Dimitrief
Alexander Dimitrief
Senior Vice President, General Counsel and Secretary